Exhibit 10.28

Letter Agreement for Principal Terms for the Amendment of the License, Research and Co-Development Agreement with WY Biotech dated March 17, 2025

and

Company’s Letter to Agree and Accept dated March 19, 2025

WY Biotech Co. Ltd.

1115-1118 Tower A

No. 500 Yunjin Road

Xuhui, Shanghai

China

HCW Biologics Inc.

2929 North Commerce Parkway

Miramar, FL 33025

USA

Attn: Dr. Hing Wong, CEO

March 17, 2025

Dear Dr. Wong,

HCW Biologics Inc. (“HCWB”) and WY Biotech Co. Ltd. (“WY”) signed the License, Research and Co-Development Agreement (“Agreement”) on November 17, 2024. After the Agreement was signed, our designated CDMO made a change, as the follows.

As I informed you on the phone, after the Agreement was signed, ***, our CDMO, had decided not to honor the (non-binding) Term Sheet it had signed with WY. As a result, we are unable to sign the final collaboration and development service agreement with ***. The technology transfer and CMC development plan will be delayed, until we have this CDMO issue solved. We are confident that we will be able to have issue resolved by June 13, 2025, and continue our Agreement.

We are in an unexpected situation. Therefore, we propose to defer the upfront payments to June 13, 2025, payable by July 13, 2025. Please accept our proposal to keep our Agreement effective, continuous and live. If, in the worst case scenario, the CDMO issue will continue beyond June 13, 2025, either party may decide to terminate the Agreement by written notice by 5 pm Eastern Standard Time US on June 13, 2025.

As we discussed, WY agrees that HCWB’s “Completion of Technology Transfer”, which triggers HCWB’s right to receive the final payment of the $7 million upfront payment under the Agreement, will mean that HCWB has delivered to WY its written notice and report detailing the Licensed Manufacturing Know-How required for technology transfer and reporting on the characterization of the improved high-production Cell Line HCW11-006 (“Technology Transfer Report”). HCWB will deliver the report on or before May 13, 2025. Unless either party elects to terminate as provided in the preceding paragraph, HCWB will have earned the full $7 million upfront payment on June 13, 2025. WY will provide confirmation of wire sent to HCWB on or before July 13, 2025.